                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PLASMA-THERM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               PLASMA-THERM, INC.


                    Notice of Annual Meeting of Shareholders
                                 April 30, 1996



TO THE SHAREHOLDERS:


     The Annual Meeting of Shareholders of Plasma-Therm, Inc. (the "Company") will be held at the Company's headquarters, 9509 International Court, St. Petersburg, Florida 33716, on Tuesday, April 30, 1996, at 10:00 a.m., Local Time, for the following purposes:

           1. To elect three directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

           2. To further amend the Company's Articles of Incorporation, as amended, to eliminate the right of the shareholders to act by written consent without holding a meeting.

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has selected the close of business on March 7, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AT THE MEETING AND VOTING BY WRITTEN BALLOT IN PERSON.


                                             By Order of the Board of Directors




                                                 Diana M. DeFerrari, Secretary


Dated: March 21, 1996

                               PLASMA-THERM, INC.

                            9509 International Court
                         St. Petersburg, Florida 33716
                                 (813) 577-4999

                                ---------------
                                PROXY STATEMENT
                                ---------------


     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Plasma-Therm, Inc., a Florida corporation (the "Company"), for the Annual Meeting of Shareholders to be held at the Company's headquarters, 9509 International Court, St. Petersburg, Florida 33716, on Tuesday, April 30, 1995 at 10:00 a.m., Local Time, and at any postponements or adjournments thereof (the "Meeting" or the "Annual Meeting"). The approximate date on which this Proxy Statement and the accompanying form of proxy will be first sent or given to Shareholders is March 29, 1996.

     The record date for determining Shareholders entitled to vote at the Meeting has been fixed as the close of business on March 7, 1996. As of the record date, there were 10,296,561 shares of the Company's common stock, $.01 par value ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote and votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Meeting of the holders of the shares of Common Stock entitled to cast a majority of the votes will constitute a quorum for purposes of the Meeting.

     A form of proxy is enclosed for use at the Annual Meeting. Proxies will be voted in accordance with Shareholders' instructions. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for directors named below, "FOR" the amendment to the Company's Articles of Incorporation and by the proxies in their discretion on any other matters to come before the Meeting. Any proxy given may, however, be revoked by the stockholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Meeting and voting by written ballot in person.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and employees of the Company may solicit proxies by such methods without additional remuneration. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy material to the beneficial owners of the Company's Common Stock.


                             ELECTION OF DIRECTORS
                                  (ITEM NO. 1)

     Three directors are to be elected at the Meeting to serve until the next annual meeting and until their successors are duly elected and qualified. The persons named in the accompanying form of proxy intend to vote the shares represented by the proxy for the election as directors of the three nominees named below, unless authority to vote for any nominee is withheld in the proxy. Although the Board of Directors does not contemplate that any of the nominees named will be unavailable for election, in the event a vacancy in the slate of nominees results from an unexpected occurrence, it is presently intended that the proxy will be voted for the election of a nominee who shall be designated by the Board.

     The following persons have been nominated for election as directors for terms of office expiring at the next Annual Meeting of Shareholders.

     RONALD H. DEFERRARI, Age 55, founder of the Company, has served as Chairman of the Board of Directors since the Company's formation in 1975, as well as President until 1995. At the present time, he is also the Chief Executive Officer, Chief Financial Officer and Treasurer of the Company.

     A.S. GIANOPLUS, Age 65, has served as President of Open Retail Systems, Inc., a supplier of software systems and services to the retail industry, since July of 1995. From August 1988 to June 1995, Mr. Gianoplus was Executive Vice President of Compex Corporation, a provider of computer systems and services to government and industry, where he was responsible for the Company's operations. From August 1982 to July 1988, he was Vice President for Corporate Development at Planning Research Corp. (also a provider of computer systems and services to government and industry), where he was responsible for acquisitions, divestitures and strategic development. Prior to this he had several positions with ITT Corp., the last being Director of Business Strategy for ITT's Telecommunications and Electronics Group. He has served as Director of Plasma-Therm, Inc. since August 1989.

     LUBEK JASTRZEBSKI, Ph.D., Age 47, has served as Vice President in charge of development, application, marketing and sales of Semiconductor Diagnostics Inc. (SDI) of Tampa, a provider of sophisticated contamination monitoring equipment to the integrated circuit (IC) industry, since 1989 and is one of two founders of SDI. He also holds an academic appointment at the Center for Microelectronic Research at the University of South Florida, where he conducts research and teaches at the Department of Electrical Engineering. Prior to this he worked for 10 years at David Sarnof Research Laboratories in Princeton, New Jersey on advancement of processes used by the IC industry. He holds over 40 patents and has published over 150 scientific papers. He has served as Director of Plasma-Therm, Inc. since February 1, 1996.

     Directors will be elected by a plurality of the votes cast in person and by proxy at the Annual Meeting. That is, the nominees receiving the three highest number of votes for election will be elected. For this purpose, votes withheld, any broker non-votes and any abstentions are not given effect in determining which candidates are elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the fiscal year ended November 30, 1995 ("fiscal 1995"). The Board acted six additional times by unanimous written consent during that period. There are no standing nominating or compensation committees of the Board of Directors. The Board of Directors of the Company has an Audit Committee. Mr. Gianoplus is Chairman of this committee and Mr. Deferrari is the other member. The Audit Committee, which held one meeting during fiscal 1995, has responsibility for reviewing matters involving the retention of auditors, for overseeing internal audit matters, for responding to and resolving issues with the Company's auditors, and for reporting on these issues to the Board of Directors for appropriate action.
The Board of Directors of the Company also has a Stock Option Committee. Mr. Gianoplus is Chairman of this committee and Mr. Deferrari is the other member. The Stock Option Committee met two times and acted three times by unanimous written consent during fiscal 1995. The Stock Option Committee has responsibility for administering the Company's stock option plans. In addition to formal meetings of the Board of Directors and its Committees, the directors have frequent informal communications between themselves and with other executives regarding Board and Committee issues.

     Mr. Gianoplus and Dr. Jastrzebski are compensated at the rate of $20,000 and $15,000 per year, respectively, for services as a director. They are also entitled to reimbursement of expenses. For services on the committee that administers the Company's 1995 Stock Incentive Plan, Mr. Gianoplus is entitled to receive a five year option for 5,000 shares each June 30, exercisable at 60% of the Fair Market Value (as defined) of the Company's Common Stock on the date of grant. His option granted on June 30, 1995, is exercisable at $2.25 per share. The Company has agreed with Mr. Jastrzebski that if he is elected as a director at the Annual Meeting, he will receive within one week thereafter a three year option for 5,000 shares, exercisable at 100% of the Fair Market Value of the shares on the date of grant.

     Mr. Deferrari receives no separate compensation for services as a director.

REPORT OF THE DIRECTORS REGARDING COMPENSATION

     The Board of Directors determines annually the compensation to be paid to the Company's executive officers named in the Summary Compensation Table. In making such determination, the Board of Directors reviews and evaluates information supplied by management. The Company's compensation policies are structured to enable the Company to attract, retain and motivate highly qualified executive officers and to reward contributions to the Company's success. The objective is to provide a management team that will consistently produce superior results for the Company and its shareholders. The compensation of executive officers includes salary, stock options and bonuses.

     Salary. The Board of Directors annually reviews the salary of each executive officer in relation to his/her previous salary and with regard to general industry conditions or trends. The Board of Director's policy is to set salaries in relation to the contribution of each incumbent and to grant merit increases based on individual performance. The Board of Directors considers the financial condition of the Company, earnings in an absolute manner and in relation to the previously established business plan, other measures of business success and the degree of difficulty in achieving these levels. Executive officer compensation for the last three years is listed on page 5.

     Stock Options/Bonuses. The Board of Directors believes that including a portion of an executive's annual incentive compensation in the form of stock options in addition to cash bonuses encourages the executive to have the common goal with outside shareholders of increasing the price of the Company stock over any given period of time. The Board of Directors encourages management's stock ownership. The Board of Directors grants options as an incentive for the future, based upon the individual executive's contribution in the previous year according to his/her achievement of corporate and individual goals. Executive officer stock option grants for the last three years are listed on page 6. Similarly, bonus formulas were based on the Company's net earnings, instead of other measures of performance, because net earnings have a significant effect on the market price of the Company's Common Stock.

     In May 1994, the Company entered into three year employment agreements with Ronald H. Deferrari and Ronald S. Deferrari. In June 1995, the Board agreed to modify these agreements as shown below. The Board also agreed to modify Curtis A. Barratt's compensation as shown below.

     Ronald H. Deferrari's bonus percentage was decreased from 5% to 3%. Mr. Deferrari had suggested such decrease, so that certain other key employees could participate in the bonus pool, without increasing the overall size of the bonus pool. His employment agreement, as so revised, is more fully described in footnotes 1 and 3 to the Summary Compensation Table.

     Ronald S. Deferrari was promoted from Executive vice President to President (retaining the additional position of Chief Operating Officer) and his annual cash compensation rate was increased by $24,000 to $160,000, in addition to reimbursement for two automobiles. His employment agreement, as so revised, is more fully described in footnotes 2 and 4 to the Summary Compensation Table.

     Curtis A. Barratt was promoted from Research and Development Manager to Vice President of Technology and Chief Technical Officer in July, 1995. Mr. Barratt's cash compensation was increased to include a bonus of 1% of the Company's fiscal year net earnings, such bonus not to exceed $75,000 annually. In February 1996, the Company entered into an employment agreement with Mr. Barratt which is more fully described in footnotes 1 and 7 to the Summary Compensation Table.



                                             Members of the Board of Directors:

                                             Ronald H. Deferrari, Chairman
                                             A. S. Gianoplus
                                             Lubek Jastrzebski, Ph.D.,
                                             (Director since February 1, 1996)

COMPARATIVE STOCK PERFORMANCE


     The following graph compares cumulative total stockholder return on Company Common Stock for the five years ended November 30, 1995, with that of the NASDAQ Stock Market (U.S. Companies) Composite Index (the Composite Index") and a peer group stock performance index defined as follows: SIC Index No. 3500-3599 (industrial and commercial machinery and computer equipment companies) (the "Peer Group"). The graph shows the comparative values for $100 invested on November 30, 1990.


                          FIVE YEAR TOTAL RETURN CHART

                                    (GRAPH)


                                                                    Total Return
                              -----------------------------------------------------------------------------------
            Year                   Plasma-Therm, Inc.             Composite Index                  Peer Group
            ----                   ------------------             ---------------                  ----------
            1990                         100.00                        100.00                        100.00
            1991                          84.20                        149.30                        130.70
            1992                          89.50                        188.00                        182.30
            1993                         610.50                        217.70                        186.70
            1994                         778.90                        218.20                        310.70
            1995                         536.80                        310.70                        362.10

Source: Center for Research in Security Prices (CRSP), The University of
        Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, IL 60637

MANAGEMENT COMPENSATION

     Set forth below is information regarding the cash compensation earned or awarded for the last three fiscal years paid to the Company's four executive officers whose total annual salary and bonus exceeded $100,000.

                          SUMMARY COMPENSATION TABLE


                               Annual Compensation            Long Term Compensation
                               -------------------            ----------------------

         (a)            (b)      (c)         (d)          (e)          (f)         (g)            (h)
                                                      Other Annual  Restricted
       Name and                                       Compensation    Stock                    All Other
  Principal Position    Year  Salary($)  Bonus($)(1)     ($)(2)     Awards(#)   Options(#)  Compensation($)
----------------------  ----  ---------  -----------  ------------  ----------  ----------  ---------------
Ronald H. Deferrari,    1995   150,000     44,146        33,284         -           -              -
CEO, CFO,               1994   150,000     53,688        25,931         -           -              -
Treasurer (3)           1993   150,000        -            -            -           -              -

Ronald S. Deferrari,    1995   146,340     53,006         5,613         -         70,000           -
President, COO (4)      1994   112,539     53,688         3,000         -         25,000         57,626(5)
                        1993    72,597        -           6,000         -         75,000         58,095(5)

Diana M. DeFerrari,     1995    93,119     20,378         1,500         -         20,000           -
Vice President of       1994    56,553     10,738         5,600         -         10,000           -
Administration,
Secretary (6)

Curtis A. Barratt, (7)  1995   101,594      4,430        4,800          -         20,000           -
Vice President of
Technology, Chief
Technical Officer

------------------------

(1) Reflects bonuses based on fiscal year net income. Bonuses are paid quarterly based on quarterly net income before bonuses, for the first three fiscal quarters and are reconciled for the full fiscal year after the fiscal year end. The bonuses are subject to certain limitations, which vary among the individuals.

(2)  Automobile allowance.

(3)  In May 1994, the Company entered into an employment agreement with Ronald
     H. Deferrari, for a term of three years. The agreement was amended in June 1995. Under Mr. Deferrari's current agreement he receives $150,000 in cash compensation per year and a bonus based on 3% of the Company's fiscal year net earnings, such bonus not to exceed $100,000. Upon termination of the agreement, including termination on death and disability, Mr. Deferrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless the termination is made by the Company based upon reasonable cause as defined in the agreement, in which event the compensation shall continue one year from the notice of termination. Mr. Deferrari is entitled to terminate the agreement in the event of a change of control of the Company, in which case Mr. Deferrari will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.

(4) In May 1994, the Company entered into an employment agreement with Mr. Ronald S. Deferrari, for a term of three years. The agreement was amended in June 1995. Under Mr. Deferrari's current agreement he receives $160,000 per year in cash compensation, a bonus based on 5% of the Company's fiscal year net earnings, such bonus not to exceed $150,000 and reimbursement for two automobiles. Upon termination of the agreement, including termination on death and disability, Mr. Deferrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless the termination is made by the Company based upon reasonable cause as defined in the agreement, in which event the compensation shall continue one year from the notice of termination. Mr. Deferrari is entitled to terminate the agreement in the event of a change of control of the Company, in which case Mr. Deferrari will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.

(5) Sales commissions earned by Ronald S. Deferrari under a prior agreement. Under Ronald S. Deferrari's current employment agreement described in footnote 4 above, he is not entitled to sales commissions.

(6) In February 1995, the Company entered into a new employment agreement with Ms. DeFerrari for a three year term. Under such agreement, Ms. DeFerrari is to receive $101,000 per year in cash compensation and a bonus based on 2.5% of the Company's fiscal year net earnings, such bonus not to exceed $100,000 annually. Upon termination of the agreement, including termination on death and disability, Ms. DeFerrari is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless a termination is made by the Company based upon reasonable cause as defined in the agreement, in which event the compensation shall continue one year from the notice of termination. Ms. DeFerrari is entitled to terminate the agreement in the event of a change of control of the Company, in which case Ms. DeFerrari will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.

(7)  Mr. Barratt became an executive officer of the Company in July 1995.

     In February 1996, the Company entered into an employment agreement with Mr. Barratt for a two year term. Under such agreement, Mr. Barratt is to receive $110,510 per year in cash compensation and a bonus based on 1% of the Company's fiscal year net earnings, such bonus not to exceed $75,000 annually. Upon termination of the agreement, including termination on death and disability, Mr. Barratt is entitled to receive the full compensation provided thereunder for the remainder of the term of the agreement, unless a termination is made by the Company for cause as defined in the agreement. Mr. Barratt is entitled to terminate the agreement in the event of a change of control of the Company, in which case Mr. Barratt will also be entitled to receive the full compensation provided thereunder for the remainder of the agreement term.


     The following table provides certain information regarding the stock options granted during fiscal 1995 to the named executive officers in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1995


                                                                                Potential Realizable
                                       Individual Grants                         Value at Assumed
                      -----------------------------------------------             Annual Rates of
                      Number of      % of Total                                     Stock Price
                        Shares        Options                                     Appreciation for
                      Underlying     Granted to    Exercise or                     Option Term($)
                       Options      Employees in    Base Price    Expiration   ----------------------
Name                 Granted(#)    Fiscal Year(%)  Per Share($)      Date          5%          10%
----                 ----------    --------------  ------------   ----------       --          ---
Ronald H. Deferrari         --            --             --              --            --          --

Ronald S. Deferrari     40,000          17.9           1.02        06/26/97       138,246     155,704
                        30,000          13.5           4.06        06/26/98        19,199      40,316

Diana M. DeFerrari      20,000           9.0           4.06        06/26/98        12,799      26,877

Curtis A. Barratt       20,000           9.0           4.06        06/26/98        12,799      26,877

     The following table provides certain information regarding stock options exercised in fiscal 1995 and 1995 stock option values for the named executive officers in the Summary Compensation Table. Column (d) plus column (e) lists the total options held by the executive officers as of November 30, 1995. As of that date, the executive officers held beneficially, excluding their options, an aggregate of 2,288,389 shares of Company Common Stock. As a consequence, executive officers share with all shareholders the risk of future changes in the market value of Company Common Stock, which will depend upon, among other factors, the Company's future performance and such executive officer's contribution to that performance.



                         AGGREGATED OPTION EXERCISES IN
                FISCAL 1995 AND NOVEMBER 30, 1995 OPTION VALUES




         (a)                (b)           (c)             (d)            (e)            (f)             (g)
                                                                                    Value of unexercised in-the-
                                                        Number of unexercised       money options at fiscal year
                          Shares         Value        options at fiscal year end               end($)
                        acquired on     realized     ----------------------------  ------------------------------
         Name           exercise(#)       ($)         Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------  -----------  --------------  -------------  -------------  --------------  --------------
Ronald H. Deferrari(1)         --          --               --             --              --              --

Ronald S. Deferrari            --          --             25,000         70,000          34,638          86,700

Diana M. DeFerrari           15,000      63,150           10,000         20,000          15,325            --

Curtis A. Barratt            30,000     106,350             --           20,000            --              --

------------------------

(1) Does not include 100,000 shares acquired on the exercise of the warrant described in footnote 1 to the Common Stock Ownership Table. Such warrants were exercised on April 4, 1995 at an exercise price of $.7721 per share. The closing price of the Company's Common Stock on that date was $4.125. Also, does not include 400,000 shares remaining under the warrant described in footnote (1) to the Common Stock Ownership Table.

CERTAIN TRANSACTIONS WITH AND INDEBTEDNESS OF MANAGEMENT

     On November 1, 1994, Magnetran, the Company's subsidiary located in New Jersey, entered into a 5 year gross lease for approximately 17,750 square feet, with the Company's Chief Executive Officer. The premises are leased at an annual base rental of $86,841, which escalates 3% annually. After the initial term of the lease, Magnetran has an option to renew for five years with a 3% increase each year. The rent paid to the Chief Executive Officer for fiscal 1995 was approximately $87,000. The Company believes that the terms of the lease are generally as favorable to the Company as could be obtained from unaffiliated third parties.

     In 1995, Ronald S. Deferrari, an officer of the Company, inadvertently incurred an obligation to the Company of approximately $69,000 under
Section 16(b) of the Securities Exchange Act of 1934 arising out of grants of options to him under the Company's 1988 Stock Option Plan and the sale of shares he acquired on the exercise of options within a six month period. The obligation was paid to the Company in full.

COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 7, 1996 by (i) each person who is known to beneficially own more than 5% of the Company's stock, computed in accordance with Securities Exchange Act Rule 13d-3; (ii) each of the Company's directors; and (iii) all directors and executive officers of the Company as a group. The Shareholders listed possess sole voting and investment power with respect to the shares listed.




                                 AMOUNT     APPROXIMATE
                             OF BENEFICIAL   PERCENT OF
NAME                           OWNERSHIP       CLASS
----                         -------------  -----------
Ronald H. Deferrari
9509 International Court
St. Petersburg, FL  33716    2,538,005(1)     22.96%

A.S. Gianoplus
8007 Algarve St.
McLean, VA  222102              28,000(2)          (4)

Lubek Jastrzebski
450 Gulfview Blvd.
Apartment 1705
South Clearwater, FL  34630         --(3)        --

Ronald S. Deferrari
9509 International Court
St. Petersburg, FL 33716       168,092(5)      1.52%

Diana M. DeFerrari
9509 International Court
St. Petersburg, FL  33716       93,792(6)          (4)

Curtis A. Barratt
9509 International Court
St. Petersburg, FL  33716       50,500(7)          (4)

Executive officers
and directors as a group
(8 persons)                  2,972,389        26.80%

-----------

(1) Includes 400,000 shares that may be acquired by Mr. Deferrari at a price of $0.7721 per share at any time prior to April 20, 2002 under a warrant issued to Mr. Deferrari in 1987 in connection with his personal guaranty of a loan made to the Company. The percentage shown assumes that the shares subject to this warrant are outstanding.

(2) Includes an option to purchase 5,000 shares at a price of $2.25 per share, which expires on June 30, 2000.

(3) See "ELECTION OF DIRECTORS, Committees, Meetings and Compensation of the Board of Directors" regarding a 5,000 share option proposed to be granted to Dr. Jastrzebski.

(4)  Less than 1% of the outstanding Common Stock.

(5) Includes options to purchase 5,000 shares at a price of $1.41 per share, which expires on March 9, 1996; 40,000 shares at a price of $1.02 per share, which expires on June 26, 1997; 30,000 shares at a price of $4.06 per share, which expires on June 26, 1998; and an option to purchase 40,000 shares at a price of $2.62 per share, which expires on December 26, 1998.

(6) Includes an option to purchase 20,000 shares at a price of $4.06 per share, which expires on June 26, 1998; and an option to purchase 30,000 shares at a price of $2.62 per share, which expires on December 26, 1998.

(7) Includes an option to purchase 20,000 shares at a price of $4.06 per share, which expires on June 26, 1998; and an option to purchase 20,000 shares at a price of $2.62 per share, which expires on December 26, 1998.


SECTION 16(A) REPORTING COMPLIANCE

     Mr. Gianoplus did not timely file a Report on Form 5 that was due in mid-February, 1996 to report his receipt of a 5,000 share formula option as a member of the committee that administers the Company's 1995 Stock Incentive Plan. The report was filed in March, 1996.


          ELIMINATION OF SHAREHOLDERS' RIGHT TO ACT BY WRITTEN CONSENT
                                  (ITEM NO. 2)

     The Florida Business Corporation Act, under which the Company is incorporated, provides that unless otherwise provided in the articles of incorporation, any action that may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company's Articles of Incorporation, as amended to date (the "Articles"), currently do not negate the right of shareholders to act by written consent in lieu of a meeting.

     The Board of Directors has unanimously adopted a proposal, which is being submitted to the shareholders for their approval, to further amend the Articles in order to eliminate the right of shareholders to act by written consent in lieu of a meeting (the "Amendment"). The Amendment would add the following additional paragraph to Article IX, which deals generally with shareholder meetings:

                    Any action required or permitted to be taken at any annual or special meeting of shareholders of this corporation may be taken only upon the vote of such shareholders at an annual or special meeting duly called, and may not be taken by written consent of such shareholders without a meeting.

     Under applicable law, shareholders are entitled or required to vote on a limited number of major corporate actions or transactions, such as amendments of the Articles, mergers, plans for share exchanges, dissolutions and similar fundamental matters affecting the corporation. In most cases, holders of a majority of the outstanding shares have sufficient voting power to take the required action on behalf of shareholders, although certain matters require a larger plurality. The directors believe that it is not appropriate to permit shareholders of the Company who hold the requisite voting power to take an action that is a proper subject for shareholders action without convening a meeting and without the related formalities, including the need to supply information to the shareholders generally. Rather, the directors believe that actions to be taken by the Company's shareholders should be taken at a duly convened meeting, and only after all of the shareholders entitled to vote have received due notice of the meeting, have received the information that they are legally entitled to receive and have had the opportunity to participate at the meeting in person or by proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES.

Vote Required
     The Amendment shall be adopted upon receiving the affirmative votes of holders of a majority of the shares outstanding.

                                                                    APPENDIX A



                              PLASMA-THERM, INC.
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Plasma-Therm, Inc. (the "Company"), hereby constitutes and appoints RONALD H. DEFERRARI, A.S. GIANOPLUS, and LUBEK JASTRZEBSKI, or any of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 9509 International Court, St. Petersburg, Florida 33716, on Tuesday, April 30, 1996 at 10:00 a.m., and any adjournment or postponement thereof and therein to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present.






               (CONTINUED ON REVERSE SIDE - PLEASE SIGN ON OTHER SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



                                              WITHHOLD
                        FOR                   AUTHORITY
                    all nominees        to vote for all nominees     NOMINEES:
                  listed at right          listed at right           Ronald H. Deferrari
     Election of                                                     A.S. Gianoplus
1.   Directors.         / /                      / /                 Lubek Jastrzebski
     Indicated in
     the Proxy
     Statement

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

-------------------------------------
                                                   FOR      AGAINST     ABSTAIN

2.   Proposal to further amend the Company's       / /        / /         / /
     Articles of Incorporation, as amended, to eliminate the right of the shareholders to act by written consent without holding a meeting.
       UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND "FOR" THE PROPOSAL SET FORTH ABOVE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

Signature:                Date                              Date
          ---------------     --------  -------------------     ---------
                                     Signature if Held Jointly

Note: Please sign exactly as your name(s) appear(s) above. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more person, all such persons should sign.